                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:


[ ]  Preliminary proxy statement         [ ]    Confidential, for Use of the
[X]  Definitive proxy statement                 Commission Only (as permitted
[ ]  Definitive additional materials            by Rule 14a-6(e)(2))
[ ]  Soliciting material pursuant to
     Rule 14a-11(c) or Rule 14a-12

                     FRANKLIN CREDIT MANAGEMENT CORPORATION
                (Name of Registrant as Specified in Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

   (2)  Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

   (4)  Proposed maximum aggregate value of transaction:

   (5)  Total fee paid:

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:

   (2)  Form, schedule or registration statement no.:

   (3)  Filing party:

   (4)  Date filed:

                     FRANKLIN CREDIT MANAGEMENT CORPORATION

                               Six Harrison Street

                            New York, New York 10013

                                                                  April 21, 2004




To Our Stockholders:

         You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Franklin Credit Management Corporation (the "Company"), which will be held at the corporate offices of the Company, located at Six Harrison Street, Sixth Floor, New York, New York, on Thursday, May 13, 2004, at 10:00 A.M., Eastern Daylight Time.

         The Notice of Annual Meeting and Proxy Statement covering the formal business to be conducted at the Annual Meeting follow this letter and are accompanied by the Company's Annual Report for the fiscal year ended December 31, 2003.

         We hope you will attend the Annual Meeting in person. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope to assure that your shares are represented at the meeting.

                                                              Sincerely yours,




                                                              THOMAS J. AXON
                                                              Chairman

                     FRANKLIN CREDIT MANAGEMENT CORPORATION
                               SIX HARRISON STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 925-8745

                  NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 2004

      Notice is hereby given that the Annual Meeting of Stockholders of Franklin Credit Management Corporation (the "Company") will be held at the corporate offices of the Company, located at Six Harrison Street, Sixth Floor, New York, New York, at 10:00 A.M., Eastern Daylight Time, on Thursday, May 13, 2004 for the following purposes:

            1.    to elect nine directors to the Company's Board of Directors;

            2. to ratify the appointment of Deloitte & Touche as the Company's independent public auditors for the fiscal year ending December 31, 2004; and

            3. to transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

      The Board of Directors unanimously recommends that you vote FOR the election of all nine nominees as Directors and FOR the approval of the appointment of the independent public auditors.

      Stockholders of record at the close of business on March 29, 2004 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. STOCKHOLDERS ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE RETURNED A PROXY. BY PROMPTLY RETURNING YOUR PROXY, YOU WILL GREATLY ASSIST US IN PREPARING FOR THE ANNUAL MEETING.

                                             By Order of the Board of Directors,




                                             THOMAS J. AXON
                                             Chairman


New York, New York
April 21, 2004

                     FRANKLIN CREDIT MANAGEMENT CORPORATION
                               SIX HARRISON STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 925-8745

                               PROXY STATEMENT FOR
                       2004 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 13, 2004

GENERAL INFORMATION

      This Proxy Statement and the enclosed form of proxy are being furnished, commencing on or about April 21, 2004, in connection with the solicitation of proxies in the enclosed form by the Board of Directors of Franklin Credit Management Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders ("Stockholders") of the Company (the "Annual Meeting"). The Annual Meeting will be held at the corporate offices of the Company, located at Six Harrison Street, Sixth Floor, New York, New York, at 10:00 A.M., Eastern Daylight Time, on Thursday, May 13, 2004, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of 2004 Annual Meeting of Stockholders.

      The annual report of the Company, containing financial statements of the Company as of December 31, 2003, and for the year then ended (the "Annual Report"), has been delivered or is included with this proxy statement.

      A list of the Stockholders entitled to vote at the Annual Meeting will be available for examination by Stockholders during ordinary business hours for a period of ten days prior to the Annual Meeting at the corporate offices of the Company. A Stockholder list will also be available for examination at the Annual Meeting.

      If you are unable to attend the Annual Meeting, you may vote by proxy on any matter to come before that meeting. The enclosed proxy is being solicited by the Board of Directors. Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted (i) FOR the election as Directors of the nine nominees named below under the caption "Election of Directors" to one year terms, (ii) FOR the ratification of the appointment of Deloitte & Touche ("D&T") as independent public auditors for the Company's fiscal year ending December 31, 2004, and (iii) in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Annual Meeting. Attendance in person at the Annual Meeting will not of itself revoke a proxy; however, any Stockholder who does attend the Annual Meeting may revoke a proxy orally and vote in person. Proxies may be revoked at any time before they are voted by timely submitting a properly executed proxy with a later date or by sending a written notice of revocation to the Secretary of the Company at the Company's principal executive offices.

      This Proxy Statement and the accompanying form of proxy are being mailed to Stockholders of the Company on or about April 21, 2004.

      Following the original mailing of proxy solicitation material, executive and other employees of the Company and professional proxy solicitors may solicit proxies by mail, telephone, telegraph and personal interview. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries who are record holders of the Company's Common Stock to forward proxy solicitation material to the beneficial owners of such stock, and the Company may reimburse such record holders for their reasonable expenses incurred in such forwarding. The cost of soliciting proxies in the enclosed form will be borne by the Company.

      The Company's Board of Directors has unanimously voted to recommend that you vote for the nominees for election to the Board of Directors listed below and for the appointment of D&T as the independent public auditors of the Company for the fiscal year ended December 31, 2004.

VOTING OF SHARES

      The holders of one-third of the outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Brokers holding shares for beneficial owners in "street name" must vote those shares according to specific instructions they receive from the owners of such shares. If instructions are not received, brokers may vote the shares, in their discretion, depending on the type of proposals involved. "Broker non-votes" result when brokers are precluded from exercising their discretion on certain types of proposals. However, brokers have discretionary authority to vote on all the proposals being submitted hereby to the Stockholders. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker.

      The election of each nominee for Director requires a plurality of votes cast. Accordingly, abstentions and Broker non-votes will not affect the outcome of the election; votes that are withheld will be excluded entirely from the vote and will have no effect. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the appointment of the independent public auditors. On this matter the abstentions will have the same effect as a negative vote. Because Broker non-votes will not be treated as shares that are present and entitled to vote with respect to a specific proposal, a Broker non-vote will have no effect on the outcome.

      The Company will appoint an inspector to act at the Annual Meeting who will: (1) ascertain the number of shares outstanding and the voting powers of each; (2) determine the shares represented at the Annual Meeting and the validity of the proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determinations by such inspector; and (5) certify his determination of the number of shares represented at the Annual Meeting and his count of all votes and ballots.

      Only Stockholders of record at the close of business on March 29, 2004 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of the close of business on March 29, 2004, there were outstanding 5,916,527 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote on all matters properly brought before the Annual Meeting and any adjournment or postponement thereof, with no cumulative voting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 31, 2004, the number of shares of Common Stock (and the percentage of the Company's Common Stock) beneficially owned by (i) each person known (based solely on Schedules 13D or 13G filed with the Securities and Exchange Commission (the "Commission")) to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each Director and nominee for Director of the Company, (iii) the Named Executives (as defined in "Executive Compensation" below), and (iv) all Directors and Executive Officers of the Company as a group (based upon information furnished by such persons). Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose of or to direct the disposition of such security. In general, a person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

                                                      NUMBER OF
                                                       SHARES                 PERCENTAGE (%)
NAME AND ADDRESS                                  BENEFICIALLY OWNED         OF COMMON STOCK
----------------                                  ------------------         ---------------
Thomas J. Axon(1)(2)                                 3,285,953                  54.6%

Seth Cohen(1)(3)                                       211,000                   3.4%

Joseph Caiazzo(1)(4)                                   218,550                   3.6%

Michael Bertash(1)(5)                                   54,333                     *

Frank B. Evans, Jr. (1)(6)                             857,425                  14.5%

Alan Joseph (1)(9)                                     103,000                   1.7%

Steven W. Lefkowitz (1)(7)                             205,000                   3.4%

Allan R. Lyons (1)(8)                                   62,500                   1.1%

William F. Sullivan (1)(10)                             54,700                     *

All Directors and Executive Officers as a group
(9) persons)(11)                                     5,052,461                  75.2%


*     Indicates beneficial ownership of less than one (1%) percent.

(1) Mailing address: C/O Franklin Credit Management Corporation, Six Harrison Street, New York, New York 10013.

(2) Does not include 11,610 beneficially owned by Mr. Axon's mother, Ann Axon, with respect to which shares Mr. Axon disclaims beneficial ownership. Includes 98,334 shares issuable upon exercise of options exercisable within sixty days.

(3) Includes 200,000 shares issuable upon exercise of options exercisable within sixty days.

(4) Includes 190,000 shares issuable upon exercise of options exercisable within sixty days.

(5) Includes 44,333 shares issuable upon exercise of options exercisable within sixty days.

(6) Includes 5,000 shares beneficially owned by each of his four minor children for which Mr. Evans is the trustee. Includes 14,000 shares issuable upon exercise of options exercisable within sixty days.

(7) Includes 87,000 shares issuable upon exercise of warrants exercisable within sixty days and 20,000 shares issuable upon exercise of options exercisable within sixty days. Includes 29,000 shares owned beneficially owned by Mr. Lefkowitz wife.

(8) Includes 25,000 shares issuable upon exercise of options exercisable within sixty days.

(9)   Includes 103,000 shares issuable upon exercisable within sixty days.

(10)  Includes 20,000 shares issuable upon exercisable within sixty days.

(11) Includes 714,667 shares issuable upon exercise of options exercisable within sixty days and 87,000 shares issuable upon exercise of warrants exercisable within sixty days.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms that they file.

      Based solely on review of the copies of such reports furnished to the Company, the Company believes that during 2003 all Section 16(a) filing requirements applicable to its Officers, Directors and ten percent stockholders were complied with except with respect to one of the Directors Steve Lefkowitz who's wife purchased a small amount of stock over a period of three years but had not filed the appropriate forms. The appropriate forms have since been recently filed.

                                    PROPOSALS

      The Company's Board of Directors has unanimously voted to recommend the nominees for election to the Board of Directors listed below and for the appointment of D&T as the independent public auditors of the Company for the fiscal year ended December 31, 2004.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

      Unless instructed otherwise, the enclosed proxy will be voted FOR the election of the nominees named below. Voting is not cumulative. While management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as a Director as the holders of the proxies may, in their discretion, determine.

      The following sets forth certain information with respect to each of the nine nominees to the Board of Directors as well as to the remaining Directors and Executive Officers of the Company:

                                                        Year First
Name                                       Age       Elected Director           Office
----                                       ---       ----------------           ------
Nominees to the Board

Thomas J. Axon                             52              1988                 Chairman and Director

Seth Cohen                                 39              2000                 President, Chief Executive
                                                                                Officer and Director


Joseph Caiazzo                             46              1994                 Sr. Vice President, Chief
                                                                                Operating Officer, Secretary
                                                                                and Director

Michael Bertash                            51              1998                 Director


Frank B. Evans, Jr.                        52              1994                 Director


Alan Joseph                                37              2000                 Sr. Vice President, Chief
                                                                                Financial Officer, and Director

Steven W. Lefkowitz                        48              1996                 Director


Allan R. Lyons                             63              1994                 Director


William F. Sullivan                        54              1996                 Director

                            DIRECTORS OF THE COMPANY

      Thomas J. Axon has served as Chairman of Board of Directors of the Company since December 30, 1994 and as Chief Executive Officer and President from December 30, 1994 through June 30, 2000. Mr. Axon also served as Director of Franklin Credit Management Corporation ("Franklin") from April 25, 1988 until the merger of Franklin and Miramar Resources, Inc. in December 1994 (the "Merger") and President of Franklin from October 8, 1991 until the Merger. Since 1985, Mr. Axon has been the President and principal owner of RMTS Associates, LLC. Mr. Axon holds a Bachelor of Arts in economics from Franklin and Marshall College and attended the New York University Graduate School of Business.

      Seth Cohen has served as Chief Executive Officer and President of the Company since July of 2000. Prior to joining the company, Mr. Cohen provided management-consulting services to several companies and venture capital firms in a variety of different industries. In addition, from 1996 to 2000 Mr. Cohen held executive positions, including COO and General Counsel with two insurance and health care companies. Mr. Cohen holds a Bachelor of Arts from the University of Michigan with honors and distinction and a Juris Doctor from New York University School of Law.

      Joseph Caiazzo has served as Vice President and Chief Operating Officer since March of 1996, and Secretary since June 1999. Mr. Caiazzo also serves as President of the Company's mortgage banking subsidiary Tribeca Lending Corp. From August 1989 to March 1996, Mr. Caiazzo served as corporate controller of R.C. Dolner, Inc., a general contractor. Mr. Caiazzo holds a Bachelor of Science from St. Francis College and a Masters of Business Administration in Finance from Long Island University.

      Michael Bertash has been a Senior Vice President with J. & W. Seligman &. Co., an investment management firm, since 1997. Mr. Bertash was an Associate Director of the asset management division of Bear, Stearns & Co. Inc., a worldwide investment bank and brokerage firm, from 1991 to 1997. Mr. Bertash holds a Bachelor of Science in Operations Research from Syracuse University and a Master in Business from New York University.

      Frank B. Evans, Jr. served as Vice President, Treasurer Secretary and Chief Financial Officer of the Company from December 30, 1994 until November 15, 1998. Mr. Evans also served as the Secretary, Treasurer, a Vice President and a Director of Franklin from its inception in 1990 until the Merger. Mr. Evans has served as CEO of Core Engineered Solutions, Inc., a Herndon, Virginia design/build firm that specializes in fuel and chemical storage systems, since its inception in 1990. Mr. Evans is a Certified Public Accountant and holds a Bachelor of Science from the University of Maryland and a Masters in Business from the University of Southern California.

      Alan Joseph has served as the Chief Financial Officer since May 2002 and as an advisor since November 2000. Mr. Joseph served as Vice President in the Term Asset Backed Securitization group at SG Cowen Securities Corporation, the investment-banking subsidiary of the Societe Generale Group, since 2000. Prior to joining SG Cowen, Mr. Joseph served as First Vice President in the Asset Trading & Finance group at Paine Webber, Inc. where he worked from 1997 to 2000. From 1996 to 1997, Mr. Joseph was an Assistant Vice President at the Clayton Group, Inc., a portfolio due diligence and Advisory Company. From 1994 to 1996 Mr. Joseph served in various capacities in the Commercial Real Estate groups at Paine Webber, Inc. and Kidder Peabody, Inc. Mr. Joseph holds a Bachelor of Science in Finance from Arizona State University and a Juris Doctor degree from New York Law School.

      Steven W. Lefkowitz has served as the founder and President of Wade Capital Corporation, a privately held investment firm since 1990. From 1988 to 1990, Mr. Lefkowitz served as a Vice President of Corporate Finance for Drexel Burnham Lambert, Incorporated, where he had been employed since 1985. Mr. Lefkowitz serves on the Board of Directors of several private companies. Mr. Lefkowitz holds a Bachelor of Arts in history from Dartmouth College and a Masters in Business Administration from Columbia University.

      Allan R. Lyons is a Certified Public Accountant who was an executive in Piaker & Lyons, P.C., an accounting firm, and its predecessors from 1968 until his retirement on December 31, 1999. Mr. Lyons is currently the owner of 21st Century Strategic Investment planning, a Florida LC doing financial planning services and investment structuring and review of financial opportunities and private placements, and acts as a general partner for two venture capital partnerships. Mr. Lyons has been a director of Source Interlink Companies Inc. since March 2003, Mr. Lyons holds a Bachelor of Science in Accounting from Harpur College and a Masters of Business Administration from Ohio State University.

      William F. Sullivan has been a Partner at Marnik & Sullivan, a general practice law firm, since 1985 and is admitted to both the New York State and Massachusetts Bar Associations. Mr. Sullivan graduated from Suffolk University School of Law and holds a Bachelor of Arts in political science from the University of Massachusetts.

      All Directors hold office for one year terms and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. The Company's Officers are elected by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements. No familial relationships exist between Directors or Executive Officers of the Company.

COMPENSATION OF DIRECTORS

      Since March 21, 2000, the Company's policy has been that each non-employee director receives $1,000 for every meeting of the Board of Directors or its committees attended in person and $500 for meetings attended telephonically. Since April 12, 2000, the Company's policy has been that each non-employee director will be granted an option to purchase 3,500 shares of Common Stock pursuant to the Company's 1996 Stock Incentive Plan, upon election or re-election to the Board. The options vest on the date of grant and are exercisable at an exercise price of the fair market value of the shares on the date of grant as determined by the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

      Audit Committee. The Company's Board of Directors has an Audit Committee established in accordance with Section 3(a)(58(A) of the Securities Exchange Act of 1934. as amended, of which Messrs. Evans, Lyons and Bertash are the members. The Audit Committee meets with the Company's auditors and principal financial personnel to review the results of the annual audit. The Audit Committee also reviews the scope of the annual audit and other services before the Company's auditors undertake them, and reviews the adequacy and effectiveness of the Company's internal accounting controls. The Company's Board of Directors has not adopted a written charter for the Audit Committee. The Company's Board of Directors has determined that Allan Lyons and Frank Evans are "audit committee financial expert" as defined by Regulation S-K under the Securities Act of 1933, as amended. The Board of Directors has determined that Mssrs. Frank Evans, Michael Bertash and Allan Lyons meet the independence requirements of the NASDAQ Stock Market, as amended.

      Compensation Committee. The Company's Board of Directors has a Compensation Committee of which Messrs. Caiazzo, Lefkowitz and Sullivan are the members. The Compensation Committee reviews the compensation provided to executive officers and Board members and administers the Company's 1996 Stock Incentive Plan.

      Other Committees and Processes. The Company's Board of Directors does not currently have a standing nominating committee and has not proscribed procedures by which security holders may recommend nominees to the Company's Board of Directors. In recent years, the Company's directors have informally agreed each year to stand for re-election. If the Board of Directors determines to seek additional candidates in the future, it may create a nominating committee. The Board of Directors has not previously determined that it is appropriate for the Company to have a standing nominating committee, because Mr. Axon, the Company's Chairman, owns a majority of the voting power of the Company and thereby has the power to choose all of the directors of the Company. The Board of Directors currently expects to consider organizing such a committee during the next twelve months. The Board of Directors does not currently have a policy for identifying or evaluating nominees for director, including nominees recommended by shareholders. If a candidate for nomination is recommended by a shareholder the Board would evaluate that candidate in the same manner as all other candidates to be nominees for director. Any shareholder wishing to submit such a recommendation should do so in writing addressed to Franklin Credit Management, Six Harrison Street, New York, New York 10013, Attention: Alan Joseph. See "Stockholder Proposals" below in this proxy statement for information regarding procedures that must be followed by shareholders in order to nominate directors at the 2005 annual meeting.

      The Company's Board of Directors does not currently provide a process for security holders to send communications to the Board of Directors. The Board of Directors does not believe that it is appropriate to do so, since Mr. Axon, the Company's Chairman, owns a majority of the Common Stock of the Company and thereby has the power to direct the management and policies of the Company. However, following the 2004 proxy season, the Board of Directors currently expects to leverage the efforts of other public companies, and consider the policies adopted by other similarly situated public companies in their proxy statement in developing and adopting its own.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

      During 2003, there were four meetings of the Board of Directors of the Company, four meetings of the Audit Committee and one meeting of the Compensation Committee. No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of any committee on which he served.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

      Each director of the Company is expected to be present at annual meetings of stockholders, absent exigent circumstances that prevent his or her attendance. If a director is unable to attend an annual meeting in person but is able to do so by telephone or electronic conferencing, the Company will arrange for the director's participation by means of which the director can hear, and be heard, by those present at the meeting. At last year's annual meeting, all of the Company's directors attended in person.

                          REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee does not constitute soliciting material and is not filed or deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report by reference in any such document.

      Management is responsible for the Company's internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The Company's independent auditors are responsible for, among other things, performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. It is the responsibility of the Audit Committee to monitor and oversee these processes.

      In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2003 Annual Report on Form 10-K with management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls.

      The Committee discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and Rule 2-07 of SEC Regulation S-X. This discussion addressed, among other topics, the auditor's responsibility under generally accepted auditing standards; critical accounting policies and practices; judgments and accounting estimates; alternative accounting treatments; any significant audit adjustments; any disagreements or difficulties encountered in performing the audit; and other material communications between the auditors and management. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the independent auditors their independence. The audit committee also considered the compatibility of non-audit services provided to the Company by its independent auditors, and the fees and costs billed or to be billed for these services, with the maintenance of the auditor's independence, and has concluded that the provision of such services in 2003 did not impair auditor independence.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved including the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                              Michael Bertash
                                                              Frank B. Evans
                                                              Allan R. Lyons

                             EXECUTIVE COMPENSATION

      The following table sets forth compensation earned by or paid to Thomas J. Axon, the Chairman of the Company, Seth Cohen Chief Executive Officer of the Company and Joseph Caiazzo, the Chief Operating Officer of the Company and Alan Joseph, the Chief Financial Officer (collectively the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION AWARDS
                                                       ANNUAL COMPENSATION            -----------------------------
                                               -----------------------------------      RESTRICTED    SECURITIES
                                                                      OTHER ANNUAL      STOCK         UNDERLYING
                                               SALARY      BONUS      COMPENSATION      AWARD(S)      OPTIONS/SARS
NAME AND PRINCIPAL POSITION    FISCAL YEAR       ($)        ($)           ($)             ($)             (#)
---------------------------    -----------     ------      -----      ------------      --------      ------------
Seth Cohen - Chief Executive        2003       250,000   151,544(1)
Officer and President               2002       227,000   139,937(1)          --               --        50,000(2)
                                    2001       225,000    59,554(1)          --               --            --

Thomas Axon-Chairman                2003       150,000   151,544(1)
                                    2002       118,750   139,937(1)                                     50,000(3)
                                    2001        75,000    59,554(1)                                         --

Joseph Caiazzo-Chief Operating      2003       200,000   151,544(1)
Officer                             2002       165,000   139,937(1)                                     50,000(2)
                                    2001       165,000   59, 554(1)                                         --

Alan Joseph-Chief Financial         2003       150,000   120,740(1)          --               --
Officer                             2002       103,250    97,535(1)                                    103,000(4)

(1) Represents performance-based bonus earned for fiscal year 2003, 2002 and 2001.

(2) Represents options to purchase shares of the Company's Common Stock granted on May 5, 2002 at an exercise price of $0.75 per share, of which 25,000 will vest on May 5, 2003 and 25,000 will vest on May 5, 2004.

(3) Represents options to purchase shares of the Company's Common Stock granted on May 5, 2002 at an exercise price of $0.75 per share, of which 16,667 vested on May 5, 2003, 16,667 will vest on May 5, 2004 and 16,666 will vest May 5, 2005.

(4) Represents options to purchase shares of the Company's Common Stock granted on May 5, 2002 at an exercise price of $0.75 per share, of which 51,500 vested on May 5, 2003 and 51,500 will vest on May 5, 2004.

      The following table sets forth the aggregate value, realized gain, and number of options granted to the Named Executive Officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                      Value of Unexercised
                              Shares                     Number of Securities        In-The-Money Options at
                            Acquired On     Value       Underlying Unexercised               FY-End (1)
                             Exercise      Realized       Options at FY-END                     ($)
         Name                   #            ($)      Exercisable  Unexercisable     Exercisable  Unexercisable
         ----               -----------    --------   -----------  -------------     -----------  -------------
Seth Cohen                      --            --        200,000         0              444,000         0
Joseph Caiazzo                  --            --        165,000       25,000           216,300       55,500
Thomas Axon                                              90,000       25,000           199,800       55,500
Alan Joseph                                              51,500       51,500           114,330      114,330

(1) Values are based on the closing bid price of the Common Stock on December 31, 2003 of $2.97. The value of unexercised stock options at December 31, 2003 is presented to comply with SEC regulations. The actual amount realized upon any exercise of stock options will depend upon the excess of the fair market value of the Common Stock over the grant price at the time the stock option is exercised. There is no assurance that values of unexercised stock options reflected in this table will be realized.

EMPLOYMENT AGREEMENTS.

      Seth Cohen serves as Chief Executive Officer of the Company. His three-year contract, which expired on June 30, 2003, provided for annual compensation of $250,000. In addition, under his employment contract Mr. Cohen share in a bonus pool of 10% of post tax profits of the Company in any fiscal year in excess of $500,000. Mr. Cohen continues to serve pursuant to the terms of the contract, for the compensation provided therein notwithstanding its expiration. The Company and Mr. Cohen are currently discussing the terms of a new employment contract. During 2002 Mr. Cohen was granted on May 5, 2002 options to purchase Common Stock, of which 25,000 vests on May 5, 2003 and 25,000 vests on May 5, 2004.

      Joseph Caiazzo serves as Chief Operating Officer of the Company under a three-year contract for annual compensation of $220,000, expiring on April 15, 2005. In addition, under his employment contract Mr. Caiazzo will share in a bonus pool of 10% of post tax profits of the Company in any fiscal year in excess of $500,000. During 2002, Mr. Caiazzo was granted on May 5, 2002 options to purchase an additional 50,000 shares of Common Stock at an exercise price of $.75 per share, 25,000 of which vest on May 5, 2003 and 25,000 of which vest May 5, 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

      During 2003, Joseph Caiazzo, Steven W. Lefkowitz and William F. Sullivan served on the Company's Compensation Committee. Mr. Caiazzo also serves as the Senior Vice President, Chief Operating Officer and Secretary of the Company.

The following report of the compensation committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange

Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee of the Company was established in 2000. The Compensation Committee establishes compensation for the chief executive officer and reviews compensation for other officers and employees and other employee benefit programs, when necessary. This Committee is responsible for the 2003 Compensation Committee Report on Executive Compensation.

                      REPORT OF THE COMPENSATION COMMITTEE

Committee Report on Executive Compensation. Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information with regard to the compensation and benefits provided to the Company's Chief Executive Officer and the other executive officers of the Company. The disclosure requirements for those executive officers include the use of a report explaining the rationale and considerations that led to fundamental compensation decision affecting those individuals. The Compensation Committee establishes compensation for the chief executive officer and reviews compensation for other officers and employees and other benefit programs, when necessary. In fulfillment of the disclosure requirement, the Compensation Committee has prepared the following report for inclusion in this proxy statement.

The Company has no employees who perform services for the Company without additional compensation. The Compensation Committee evaluates the performance of each named executive officer of the Company and reviews the compensation of all executives.

Compensation Policies. The Company's executive compensation policies are intended to attract and retain qualified executives, to recognize and reward individual contributions and achievement and to offer a compensation package that is competitive in the financial industry and motivational to each individual executive. In furtherance of those objectives, the Company maintains a compensation program for executive officers, which consists of a base salary and cash bonus. The salary levels are intended to be consistent and competitive with the practices of other comparable financial institutions and each executive's level of responsibility. The Committee met two times to discuss executive compensation. In making its determinations, the Compensation Committee utilizes surveys of compensation paid to executive officers performing similar duties for similar institutions of comparable size and characteristics primarily in New York City.

Compensation of the Chief Executive Officer. The Compensation Committee believes that Mr. Cohen compensation is appropriate based upon the Company's compensation policy, Mr. Cohen's performance in managing the Company, the Company's performance during the fiscal year and a comparison of peer institutions with specific consideration given to the level of the Company's operations in comparison to peer institutions.

                      Compensation Committee of the Company

                                          Joseph Caiazzo
                                          Steven W. Lefkowitz
                                          William F. Sullivan

                     FRANKLIN CREDIT PERFORMANCE GRAPH INTRO

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the Russell 2000 index and a peer group for the period from December 31, 1998 through December 31, 2003. The measurement assumes a $100 investment on December 31, 1997. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock, which performance could be affected by factors and circumstances outside of the Company's control. Data for the Russell 2000 index and the peer group assume reinvestment of dividends. The Company has never paid dividends on its Common Stock and has no present plans to do so.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG FRANKLIN CREDIT MANAGEMENT CORPORATION,
                    THE RUSSELL 2000 INDEX AND A PEER GROUP

                                    [LINE GRAPH]

                                                 Cumulative Total Return
                                 -----------------------------------------------------
                                 12/98       12/99    12/00    12/01    12/02    12/03
FRANKLIN CREDIT MANAGEMENT......   100.00      77.61    44.78    98.51    168.36   358.8
RUSSELL 2000....................   100.00     121.26   117.59   120.52     95.83   141.1
PEER GROUP......................   100.00      61.78    41.43    43.93     28.96    66.2

* $100 invested on 12/31/98 in stock or index -- including reinvestment of dividends.
  Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

      In 1998, Mr. Axon, the Company's President, Chief Executive Officer and Chairman purchased from the Company a Florida condominium unit subject to considerable title defects, held by the Company in its OREO inventory available for sale. The consideration included forgiveness of $ 184,335 of indebtedness of the Company to Axon Associates, Inc. and issuance by Mr. Axon of a note to the Company in the amount of $234,165. The note bears interest at a rate of 8% per annum, is secured by the condominium property, and was due June 1, 2001. During 2001, the parties agreed to extend the note until December 31, 2003. This note was paid off in April 2004.

      During April 2000, the Company extended its letter agreement with Wade Capital Corporation ("WCC"), of which Steven W. Lefkowitz, a member of the Company's Board of Directors, serves as President, to extend WCC's retention to provide financial advisory services to the Company through April 30, 2002. Pursuant to such extension, WCC receives $1,500 per month in consulting fees.

      On December 29, 2000, Mr. Axon, the Company's Chairman purchased from the Company a New York condominium held by the Company in its OREO inventory available for sale. The consideration included the issuance by Mr. Axon of a note to the Company in the amount of $165,000. The note bears interest at a rate of 8% per annum, is secured by the condominium property, and was due together with all accrued interest and other charges on January 30, 2001. During 2001, the parties agreed to extend maturity of the note for an additional two years to December 31, 2003. This note was paid off in April 2004.

             VOTE REQUIRED FOR APPROVAL OF THE ELECTION OF DIRECTORS

      The election of each nominee for Director requires a plurality of votes cast. Accordingly, abstentions and Broker non-votes will not affect the outcome of the Election. Proxies solicited by the Board of Directors will be voted for each of the nominees listed above, unless Stockholders specify otherwise.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

             PROPOSAL 2 - APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

      The firm of Deloitte & Touche, independent certified public auditors, has audited the Company's financial statements since 1997. The Board of Directors has appointed D&T as the Company's independent public auditors for the fiscal year ending December 31, 2004. Although Stockholder approval of such appointment is not required by law, the Board of Directors believes that it is advisable to give the Stockholders an opportunity to ratify this appointment. If the proposal is not approved, the Board of Directors will reconsider its selection of D&T. It is expected that a representative of D&T will be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

AUDIT FEES

      Deloitte & Touche has billed the Company the following fees for professional services rendered in respect of the years ended December 31, 2003 and 2002:

                                                 2003             2002
                                                 ----             ----
Audit Fees                                     $320,000         $300,000
Audit-Related Fees                                 0                0
Tax Fees                                       $ 65,000         $ 55,500
All Other Fees                                     0                0


      Audit Fees consist of fees for the audit and review of the Company's financial statements, statutory audits, comfort letters, consents, and assistance with and review of documents filed with the SEC. Audit-related fees consist of fees for employee benefit plan audits, accounting advice regarding specific transactions, internal control reviews, and various attestation engagements. Tax fees generally represent fees for tax compliance and advisory services.

           POLICY ON PRE-APPROVAL OF RETENTION OF INDEPENDENT AUDITOR

      The engagement of Deloitte & Touche for non-audit accounting and tax services performed for the Company is limited to those instances in which such services are considered integral to the audit services that it provides or in which there is another compelling rationale for utilizing its services. Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, all audit and permitted non-audited services to be performed by Deloitte & Touche require pre-approval by the Audit Committee. Such pre-approval may be given by the chairman of the Audit Committee in certain circumstances, with notice to the full Committee at its next meeting.

               VOTE REQUIRED FOR RATIFICATION OF DELOITTE &TOUCHE

      Ratification of the appointment of D&T requires the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting and entitled to vote thereon.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF D&T.

                                 OTHER BUSINESS

      As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter that is to be presented to Stockholders for formal action at the Annual Meeting. If, however, any other matter or matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

                              STOCKHOLDER PROPOSALS

      Any Stockholder proposal intended to be presented at the next annual meeting of Stockholders must be received by the Company at its principal executive offices, Six Harrison Street, New York, New York 10013, no later than December 6, 2004 in order to be eligible for inclusion in the Company's proxy statement and form of proxy to be used in connection with that meeting. Any proposal submitted but not to be so included shall be considered to be untimely if not received by the Company at the principal executive office by February 21, 2005.

                                OTHER INFORMATION

      Although it has entered into no formal agreements to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy-soliciting materials to their principals. The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. Such proxies will be solicited principally through the mail but, if deemed desirable, may also be solicited personally or by telephone, telegraph, facsimile transmission or special letter by Directors, Officers and regular employees of the Company without additional compensation.

      IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. THE BOARD URGES YOU TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE. YOUR COOPERATION AS A STOCKHOLDER, REGARDLESS OF THE NUMBER OF SHARES OF STOCK YOU OWN, WILL REDUCE THE EXPENSES INCIDENT TO A FOLLOW-UP SOLICITATION OF PROXIES.

      IF YOU HAVE ANY QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE TELEPHONE THE COMPANY AT (212) 925-8745.

                                                     Sincerely yours,


                                                     THOMAS J. AXON
                                                     Chairman

New York, New York
April 21, 2004

                                                                       EXHIBIT A
                     FRANKLIN CREDIT MANAGEMENT CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
                        -------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Thomas J. Axon, Seth Cohen and Joseph Caiazzo, or if only one is present, then that individual, with full power of substitution, to vote all shares of Franklin Credit Management Corporation (the "Company"), which the undersigned is entitled to vote at the Company's Annual Meeting to be held at the corporate offices of the Company, on Thursday, May 13, 2004, at 10:00 a.m., New York time, and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

  1. Election of Directors. Please complete both of the sections below:

[ ]   FOR ALL NOMINEES LISTED BELOW                     [ ]   WITHHOLD AUTHORITY
      (except as marked to the contrary below)                to vote for all nominees listed below

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                  STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                                 Thomas J. Axon
                                   Seth Cohen
                                 Joseph Caiazzo
                                Michael Bertash
                              Frank B. Evans, Jr.
                                  Alan Joseph
                              Steven W. Lefkowitz
                                 Allan R. Lyons
                              William F. Sullivan

           (Continued and to be dated and signed on the other side.)

                          (Continued from other side)

  2. APPROVAL OF AUDITORS: To ratify and approve the appointment of Deloitte & Touche as independent public auditors of the Company for the fiscal year ending December 31, 2004;

              [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

     and in their discretion, upon any other matters that may properly come before the meeting or any adjournments or postponements thereof.

  This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

  Receipt of the Notice of Annual Meeting and of the Proxy Statement and Annual Report of the Company accompanying the same is hereby acknowledged.

Dated:---------------------, 2004             ----------------------------------
                                                  (Signature of Stockholder)

                                              ----------------------------------
                                                  (Signature of Stockholder)

  Your signature should appear the same as your name appears herein. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized Officer.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.